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                                                                    Exhibit 99.5

                               FORM OF PROXY CARD
                        PRIMUS KNOWLEDGE SOLUTIONS, INC.

    This Proxy is solicited by the Primus Board of Directors for the Special
           Meeting of Shareholders to be held on ____________________

     The undersigned hereby appoints(s) Michael A. Brochu, Ronald M. Stevens and David M. Williamson, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Primus Knowledge Solutions, Inc. held of record by the undersigned on __________________, 2004 at a Special Meeting of Shareholders of Primus to be held at the offices of Preston Gates & Ellis LLP, 925 4th Avenue, Suite 2900, Seattle, WA 98104 with authority to vote upon the matters listed below and with discretionary authority as to any matters that may properly come before the meeting or any adjournment or postponement thereof.

                      IMPORTANT-PLEASE DATE AND SIGN BELOW

     1. To approve and adopt the Agreement and Plan of Merger, dated as of August 10, 2004, among Art Technology Group, Inc., a Delaware corporation, Autobahn Acquisition, Inc., and Primus Knowledge Solutions, Inc., a Washington corporation, and the merger provided by the Agreement and Plan of Merger.

          FOR    / /     AGAINST   / /       ABSTAIN   / /

     2.   To grant to management discretionary authority to adjourn or postpone
          the special meeting to a date or dates not later than November   ,
          2004, if necessary to enable the board of directors to solicit additional proxies in favor of proposal 1 above.

          FOR    / /     AGAINST   / /       ABSTAIN   / /

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE TWO ABOVE PROPOSALS.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ABOVE
PROPOSALS.

          I plan to attend the special meeting         / /

Signature(s)  _____________________________________________________

Signature(s)  _____________________________________________________

Date          _____________________________________________________

Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.